Exhibit 99(c)

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	November 2021

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable December 10, 2021, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2021 to October 31, 2022. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	November 2021		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$0.025	38%	$0.025	38%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.002	3%	0.002	3%
Return of Capital (or Other Capital Source)	0.038	59%	0.038	59%
Total (per common share)	$0.065	100%	$0.065	100%

October 31, 2021

Average annual total return* on NAV for the 5 years				9.45%

Annualized current distribution rate as a percentage of NAV				8.26%

Cumulative total return on NAV for the fiscal YTD				18.76%

Cumulative fiscal YTD distributions as a percentage of NAV				8.26%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	December 2021

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable January 10, 2022, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2021 to October 31, 2022. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	December 2021		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$0.025	39%	$0.051	39%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.040	61%	0.079	61%
Return of Capital (or Other Capital Source)	-	-	-	-
Total (per common share)	$0.065	100%	$0.130	100%

November 30, 2021

Average annual total return* on NAV for the 5 years				8.82%

Annualized current distribution rate as a percentage of NAV				8.61%

Cumulative total return on NAV for the fiscal YTD				-3.38%

Cumulative fiscal YTD distributions as a percentage of NAV				0.72%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	January 2022

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable February 10, 2022, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2021 to October 31, 2022. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	January 2022		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$0.018	28%	$0.070	36%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.020	30%	0.107	55%
Return of Capital (or Other Capital Source)	0.027	42%	0.018	9%
Total (per common share)	$0.065	100%	$0.195	100%

December 31, 2021

Average annual total return* on NAV for the 5 years				10.25%

Annualized current distribution rate as a percentage of NAV				7.90%

Cumulative total return on NAV for the fiscal YTD				5.93%

Cumulative fiscal YTD distributions as a percentage of NAV				1.32%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	February 2022

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable March 10, 2022, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2021 to October 31, 2022. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	February 2022		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$0.019	29%	$0.088	34%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.025	39%	0.133	51%
Return of Capital (or Other Capital Source)	0.021	32%	0.039	15%
Total (per common share)	$0.065	100%	$0.260	100%

January 31, 2022

Average annual total return* on NAV for the 5 years				9.55%

Annualized current distribution rate as a percentage of NAV				8.02%

Cumulative total return on NAV for the fiscal YTD				5.02%

Cumulative fiscal YTD distributions as a percentage of NAV				2.01%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	March 2022

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable April 11, 2022 to shareholders of record March 31, 2022, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2021 to October 31, 2022. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	March 2022		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$0.020	30%	$0.111	34%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.045	70%	0.207	64%
Return of Capital (or Other Capital Source)	-	-	0.007	2%
Total (per common share)	$0.065	100%	$0.325	100%

February 28, 2022

Average annual total return* on NAV for the 5 years				8.49%

Annualized current distribution rate as a percentage of NAV				8.09%

Cumulative total return on NAV for the fiscal YTD				4.89%

Cumulative fiscal YTD distributions as a percentage of NAV				2.70%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	April 2022

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable May 10, 2022 to shareholders of record April 29, 2022, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2021 to October 31, 2022. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	April 2022		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$0.018	28%	$0.129	33%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.047	72%	0.261	67%
Return of Capital (or Other Capital Source)	-	-	-	-
Total (per common share)	$0.065	100%	$0.390	100%

March 31, 2022

Average annual total return* on NAV for the 5 years				10.75%

Annualized current distribution rate as a percentage of NAV				7.51%

Cumulative total return on NAV for the fiscal YTD				13.68%

Cumulative fiscal YTD distributions as a percentage of NAV				3.13%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.